Exhibit 10.3

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of March 3, 2022, by and among Perfect Corp., a Cayman Islands exempted company with limited liability (the “Company”), Provident Acquisition Corp., a Cayman Islands exempted company with limited liability (“PAQC”), and the persons listed on Schedule A hereto (each, a “Company Shareholder” and collectively, the “Company Shareholders”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Agreement and Plan of Merger (the “Business Combination Agreement”) entered into as of March 3, 2022, by and among the Company, Beauty Corp., a Cayman Islands exempted company with limited liability and a wholly-owned direct Subsidiary of the Company (“Merger Sub 1”), Fashion Corp., a Cayman Islands exempted company with limited liability and a wholly-owned direct Subsidiary of the Company (“Merger Sub 2”), and PAQC, pursuant to which, among other things, (a) Merger Sub 1 will merge with and into PAQC, whereupon the separate corporate existence of Merger Sub 1 will cease, and PAQC will be the surviving company and continue its existence under the Cayman Islands Companies Act as a wholly owned Subsidiary of the Company (the “First Merger”), and (b) immediately after the consummation of the First Merger, PAQC (as the surviving company of the First Merger) will merge with and into Merger Sub 2, whereupon the separate corporate existence of PAQC will cease, and Merger Sub 2 will be the surviving company and continue its existence under the Cayman Islands Companies Act as a wholly owned Subsidiary of the Company (the “Second Merger” and, together with the First Merger, the “Mergers”);

WHEREAS, each Company Shareholder is, as of the date of this Agreement, the beneficial and sole legal owner of the number of Pre-Recapitalization Company Shares, set forth opposite such Company Shareholder’s name on Schedule A hereto (such Pre-Recapitalization Company Shares, together with any New Securities (as defined below), being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, the Company and PAQC have requested that each of the Company Shareholders enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated into this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereto agree as follows:

Article 1
Representations and Warranties of the Company Shareholders

Each Company Shareholder hereby represents and warrants to the Company and PAQC solely as to itself and severally and not jointly as follows:

Section 1.01      Corporate Organization. Such Company Shareholder has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. Such Company Shareholder if not an individual is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of such Company Shareholder to consummate the transactions contemplated hereby. If such Company Shareholder is an individual, such Company Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder.

Section 1.02      Due Authorization. Such Company Shareholder has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized on the part of such Company Shareholder and no other corporate or equivalent proceeding on the part of such Company Shareholder is necessary to authorize this Agreement or such Company Shareholder’s performance hereunder. This Agreement has been duly and validly executed and delivered by such Company Shareholder and, assuming due and valid authorization, execution and delivery by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at law (the “Enforceability Exceptions”). If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Company Shareholder.

Section 1.03      Governmental Authorities; Consents. Assuming the truth and completeness of the representations and warranties of other parties hereto contained in this Agreement, no consent of or with any Governmental Authority on the part of such Company Shareholder is required to be obtained or made in connection with the execution, delivery or performance by such Company Shareholder of this Agreement or the consummation by such Company Shareholder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Company Shareholder of its obligations under this Agreement.

Section 1.04      No-Conflict. The execution, delivery and performance by such Company Shareholder of this Agreement do not and will not (a) if such Company Shareholder is not an individual, contravene or conflict with or violate any provision of, or result in the breach of the organizational documents of such Company Shareholder, (b) contravene or conflict with or result in a violation of any provision of any Applicable Law, Permit or Governmental Order binding upon or applicable to such Company Shareholder or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which such Company Shareholder is a party, or (d) result in the creation or imposition of any Lien upon any of the properties or assets of such Company Shareholder, except in the case of each of clauses (b) through (d) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Company Shareholder of its obligations under this Agreement.

Section 1.05      Subject Shares. As of the date hereof, such Company Shareholder is the beneficial and sole legal owner of such Subject Shares, set forth opposite such Company Shareholder’s name on Schedule A hereto and all such Subject Shares are owned by such Company Shareholder free and clear of all Liens, other than Liens pursuant to this Agreement, the Business Combination Agreement, the Ancillary Agreements, the organizational documents of the Company, the agreements set forth on Schedule B (the “Investment Agreements”), any applicable securities laws or that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of such Company Shareholder to perform its obligations under this Agreement. Such Company Shareholder does not legally own any Equity Securities of the Company other than such Subject Shares, set forth opposite such Company Shareholder’s name on Schedule A hereto. Such Company Shareholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by (a) this Agreement, (b) the Business Combination Agreement, (c) the Ancillary Agreements, (d) the organizational documents of the Company, (e) the Investment Agreements, (f) any applicable securities laws or (g) that would not, individually or in the aggregate, reasonably be expected to prevent, delay or impair the ability of such Company Shareholder to perform its obligations under this Agreement.

Section 1.06      Acknowledgement. Such Company Shareholder understands and acknowledges that each of the Company and PAQC is entering into the Business Combination Agreement in reliance upon such Company Shareholder’s execution and delivery of this Agreement. Such Company Shareholder has received a copy of the Business Combination Agreement and is familiar with the provisions of the Business Combination Agreement.

Section 1.07      Absence of Litigation. With respect to such Company Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Company Shareholder, threatened against, such Company Shareholder or any of such Company Shareholder’s properties or assets (including such Company Shareholder’s Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of such Company Shareholder to perform its obligations hereunder.

Section 1.08      Additional Representations and Warranties of Individual Company Shareholder. Each Company Shareholder who is an individual severally and not jointly hereby represents and warrants to the Company and PAQC that

(a)            such Company Shareholder is not a minor, and is of full age and sound mind; and

(b)            such Company Shareholder (i) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the risks of the transactions contemplated by this Agreement, the Business Combination Agreement and the Ancillary Agreements; and (ii) has been given a copy of the Business Combination Agreement and the Ancillary Agreements, is knowledgeable regarding the structure of the Transactions, including the basis and purpose of each of the Business Combination Agreement and the Ancillary Agreements to which he or she is a party and the transactions contemplated thereby and the roles of each of the respective parties thereto, and based on such information as the Company Shareholder deems appropriate, made its own analysis and decision to enter this Agreement.

Section 1.09      Trust. If such Company Shareholder is the beneficial owner of any Subject Shares held in trust, no consent of any beneficiary of such trust is required in connection with the execution, delivery or the performance of such Company Shareholder’s obligations under this Agreement.

Article 2
Representations and Warranties of PAQC

PAQC hereby represents and warrants to each Company Shareholder and the Company as follows:

Section 2.01      Corporate Organization. PAQC is an exempted company with limited liability duly incorporated, is validly existing and is in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. PAQC is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of PAQC to consummate the transactions contemplated hereby.

Section 2.02      Due Authorization. PAQC has all requisite corporate power and authority to execute and deliver this Agreement, (subject to the consents, approvals, authorizations and other requirements described in Section 6.02 and Section 6.03 of the Business Combination Agreement) to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of PAQC and no other corporate or equivalent proceeding on the part of PAQC is necessary to authorize this Agreement or PAQC’s performance hereunder (except that the PAQC Shareholder Approval is a condition to the consummation of the Mergers). This Agreement has been duly and validly executed and delivered by PAQC and, assuming due and valid authorization, execution and delivery by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of PAQC, enforceable against PAQC in accordance with its terms, subject to the Enforceability Exceptions.

Section 2.03      No-Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 6.03 of the Business Combination Agreement and obtaining the PAQC Shareholder Approval, the execution, delivery and performance by PAQC of this Agreement and the consummation of the transactions by PAQC contemplated hereby do not and will not (a) contravene or conflict with or violate any provision of, or result in the breach of the PAQC Governing Document, (b) contravene or conflict with or result in a violation of any provision of any Applicable Law, Permit or Governmental Order binding upon or applicable to PAQC or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which PAQC is a party, or (d) result in the creation or imposition of any Lien upon any of the properties or assets of PAQC (including the Trust Account), except in the case of each of clauses (b) through (d) that would not prevent, impede or, in any material respect, delay or adversely affect the performance by PAQC of its obligations under this Agreement.

Article 3
Representations and Warranties of the Company

The Company hereby represents and warrants to each Company Shareholder and PAQC as follows:

Section 3.01      Corporate Organization. The Company is an exempted company with limited liability duly incorporated, is validly existing and is in good standing under the laws of the Cayman Islands and has the requisite corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The Company is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.02      Due Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement, (subject to the consents, approvals, authorizations and other requirements described in Section 5.02 and Section 5.03 of the Business Combination Agreement) to perform all obligations to be performed by it hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the board of directors of the Company (the “Company Board”) and other than the consents, approvals, authorizations and other requirements described in Section 5.02 or Section 5.03 of the Business Combination Agreement, no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or the Company’s performance hereunder. This Agreement has been duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.03      No-Conflict. Subject to the receipt of the consents, approvals, authorizations, and other requirements set forth in Section 5.03 of the Business Combination Agreement, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not, (a) contravene or conflict with, or trigger shareholder rights that have not been duly waived under, the memorandum and articles of association or other organizational documents of the Company or any of its Subsidiaries, (b) contravene or conflict with or constitute a violation of any provision of any Applicable Law, Permit or Governmental Order binding upon or applicable to the Company or any of its Subsidiaries or any of their respective assets or properties (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Significant Contract or (d) result in the creation or imposition of any Lien on any asset, property or Equity Security of the Company or any of its Subsidiaries (other than any Permitted Liens), except in the case of clauses (b) through (d) above as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Article 4
Agreement to Vote

Each Company Shareholder unconditionally and irrevocably covenants and agrees solely as to itself and severally and not jointly during the term of this Agreement as follows:

Section 4.01      Agreement to Vote. At any meeting of shareholders of the Company called to seek the Company Shareholder Approval, or at any adjournment thereof, or in connection with any written consent of shareholders of the Company or in any other circumstances upon which a vote, consent or other approval with respect to the Transactions, such Company Shareholder shall (a) vote or cause to be voted (including by class vote and/or written consent, if applicable) such Company Shareholder’s Subject Shares and any other capital stock or other equity interests of the Company entitled to vote and over which such Company Shareholder has voting power in favor of granting the Company Shareholder Approval or, if there are insufficient votes in favor of granting the Company Shareholder Approval, in favor of the adjournment of such meeting of shareholders of the Company to a later date, and (b) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum.

Section 4.02      No Transfer. From the date of this Agreement until the date of termination of this Agreement, such Company Shareholder shall not, directly or indirectly, (a)(i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, with respect to any of such Company Shareholder’s Subject Share, (ii) enter into any “short sale” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, all types of direct and indirect stock pledge (other than pledge in the ordinary course of business as part of prime brokerage arrangements), forward sales contract, option, put, call, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Company Shareholder’s Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, including through non-U.S. broker dealers or foreign regulated brokers or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i) to (iii), collectively, “Transfer”), (b) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of any of such Company Shareholder’s Subject Shares), or enter into any other agreement, with respect to any such Subject Shares, in each case, other than as set forth in the Business Combination Agreement, the Ancillary Agreements or the voting and other arrangements under the organizational documents of the Company, (c) take any action that would reasonably be expected to make any representation or warranty of such Company Shareholder herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling such Company Shareholder from performing its obligations hereunder, or (d) commit or agree to take any of the foregoing actions. Notwithstanding the foregoing, such Company Shareholder may make Transfers of such Company Shareholder’s Subject Shares, (A) pursuant to this Agreement or such Company Shareholder’s redemption rights under the memorandum and articles of association of the Company, (B) upon the consent of the Company and PAQC, (C) between such Company Shareholder and any of its Affiliates and any of such Company Shareholder’s and its Affiliates’ respective executive officers and directors (which Affiliates shall include any investment fund or other entity managing or managed by such Company Shareholder or Affiliates of such Company Shareholder, or who shares a common investment advisor with such Company Shareholder), (D) in the case such Company Shareholder is an individual, (i) by gift to a member of such individual’s immediate family, to a trust, the beneficiary of which is a member of such individual’s immediate family or an affiliate of such person, (ii) by virtue of laws of descent and distribution upon death of such individual, (iii) pursuant to a qualified domestic relations order and (iv) pursuant to a charitable gift or contribution, and (E) by virtue of such Company Shareholder’s organizational documents upon liquidation or dissolution of such Company Shareholder, provided that, in each case of clauses (A) through (E), such transferee shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and PAQC, agreeing to be bound by this Agreement to the same extent as such Company Shareholder was with respect to such transferred Subject Shares; provided, further, in the case of clauses (D) and (E), the transferee will not be required to assume voting obligations if the transferee’s assumption of such obligations would violate any Applicable Laws. Any action attempted to be taken in violation of this Section 4.02 will be null and void.

Section 4.03      No Redemption. Such Company Shareholder irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Company Shareholder shall not elect to cause the Company to redeem any Subject Shares now or at any time legally or beneficially owned by such Company Shareholder, or submit or surrender any of its Subject Shares for redemption, in connection with the Transactions.

Section 4.04      New Securities. In the event that prior to the Closing (a) any Pre-Recapitalization Company Shares or other securities of the Company are issued or otherwise distributed to a Company Shareholder pursuant to any stock dividend or distribution, or any change in any of the Pre-Recapitalization Company Shares or other share capital of the Company by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, (b) a Company Shareholder acquires legal or beneficial ownership of any Pre-Recapitalization Company Shares after the date of this Agreement, including upon exercise of options, settlement of restricted share units or capitalization of working capital loans, or (c) a Company Shareholder acquires the right to vote or share in the voting of any Pre-Recapitalization Company Share after the date of this Agreement (collectively, the “New Securities”), the term “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends, distributions and/or any securities into which or for which any or all of the Subject Shares may be convertible into, exercisable or exchangeable into).

Article 5
Certain Other Covenants of Company Shareholders

Section 5.01      Investment Agreements.

(a)            With respect to each Investment Agreement, the Company Shareholders and the Company hereby agree that from the date hereof until the earlier of (i) termination of this Agreement and (ii) termination of such Investment Agreement pursuant to Section 5.01(b), none of them shall, or shall agree to, amend, modify or vary such Investment Agreement.

(b)            Each of the Company Shareholders and the Company hereby agrees that, in accordance with the terms thereof, (i) the Investment Agreements, (ii) any rights of such Company Shareholder under the Investment Agreements and (iii) any rights under any other agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to the shareholders of the Company, shall be terminated effective as of the First Merger Effective Time, and thereupon shall be of no further force or effect, without any further action on the part of any of the Company Shareholders or the Company, and neither the Company, the Company Shareholders, nor any of their respective affiliates or subsidiaries shall have any further rights, duties, liabilities or obligations thereunder.

Section 5.01      Additional Matters. Each Company Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments that are, in the opinion of such Company Shareholder (acting reasonably) necessary to consummate the transactions contemplated by this Agreement, the Business Combination Agreement and the other Ancillary Agreements, in each case, in accordance with the timeline and other terms contemplated hereby and thereby.

Section 5.02      Confidentiality. Each Company Shareholder shall be bound by and comply with Section 12.10 (Confidentiality) and Section 12.13 (Publicity) of the Business Combination Agreement (and any relevant definitions contained in such section) as if (a) such Company Shareholder was an original signatory to the Business Combination Agreement with respect to such provision, and (b) each reference to “Company” contained in Section 12.10 and Section 12.13 of the Business Combination Agreement also referred to such Company Shareholder. For the avoidance of doubt, (i) Company Shareholders shall only be bound by the provisions of Section 12.10 and Section 12.13 of the Business Combination Agreement if and to the extent such provisions continue to bind the Company and (ii) Company Shareholders shall only be bound by the terms relating to confidentiality of the Confidentiality Agreement and the restrictions in Section 8 of the Confidentiality Agreement shall not apply to any Company Shareholder.

Section 5.03      Consent to Disclosure. Each Company Shareholder consents to and authorizes the Company or PAQC, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that the Company or PAQC, as applicable, reasonably determines to be necessary or advisable in connection with the Mergers or any other transactions contemplated by the Business Combination Agreement or this Agreement, such Company Shareholder’s identity and shareholding in the Company, the existence of this Agreement and the nature of such Company Shareholder’s commitments and obligations under this Agreement, and each Company Shareholder acknowledges that the Company or PAQC may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange and agrees to promptly give the Company or PAQC, as applicable, any information that is in its possession that the Company or PAQC, as applicable, may reasonably request (but in any event only to the extent such information is required by applicable securities laws or the SEC or any other Governmental Authority or applicable securities exchange) for the preparation of any such disclosure documents, and each Company Shareholder agrees to promptly notify the Company and PAQC of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Company Shareholder shall become aware that any such information shall have become false or misleading in any material respect. Notwithstanding anything to the contrary herein, prior to disclosure of any information with respect to a Company Shareholder, PAQC or the Company, as applicable, shall (to the extent practicable) provide such Company Shareholder with a reasonable opportunity to review and comment upon the disclosure of the information relating to such Company Shareholder in advance.

Section 5.04      Trust Account Waiver. Each Company Shareholder acknowledges that PAQC is a blank check company with the powers and privileges to effect a Business Combination. Each Company Shareholder further acknowledges that, as described in the prospectus dated January 7, 2021 (the “Prospectus”), substantially all of PAQC’s assets consist of the cash proceeds of PAQC’s initial public offering and concurrent private placements of its securities and substantially all of the proceeds of the foregoing transactions have been deposited in the Trust Account for the benefit of PAQC, its public shareholders and the underwriters of PAQC’s initial public offering. Each Company Shareholder acknowledges that, except with respect to interest earned on the funds held in the Trust Account that may be released to PAQC to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of PAQC entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each Company Shareholder hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with PAQC or any other Person; provided, however, that nothing in this Section 5.04 shall amend, limit, alter, change, supersede or otherwise modify the right of such Company Shareholder to (a) bring any action or actions for specific performance, injunctive and/or other equitable relief or (b) bring or seek a claim for Damages against PAQC, or any of its successors or assigns, for any breach of this Agreement, provided that such action(s) or claim pursuant to clauses (a) or (b) shall not be against the Trust Account or any funds distributed from the Trust Account to holders of PAQC Ordinary Shares or other Persons in accordance with the PAQC Governing Document and the Trust Agreement).

Article 6
General Provisions

Section 6.01      Termination. This Agreement shall be effective from the date hereof and shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, upon the earliest of (a) as to a Company Shareholder, the mutual written consent of the Company, PAQC and such Company Shareholder, (b) the termination of the Business Combination Agreement in accordance with its terms and (c) the Closing, provided that, this Article 6 shall survive indefinitely and in the event that the Business Combination Agreement is not terminated pursuant to its terms prior to the Closing, Article 5 shall also survive indefinitely. The termination of this Agreement shall not relieve any party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination.

Section 6.02      Capacity as a Company Shareholder. Each Company Shareholder signs this Agreement solely in such Company Shareholder’s capacity as a shareholder of the Company, and not in such Company Shareholder’s capacity as a director or officer of the Company, if applicable.

Section 6.03      Trusts. If applicable, for purposes of this Agreement, the Company Shareholder with respect to any Subject Shares held in trust shall be deemed to be the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require, including for purposes of such trustees’ representations and warranties as to the proper organization of the trust, their power and authority as trustees and the non-contravention of the trust’s governing instruments.

Section 6.04      Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day) to the Company and PAQC in accordance with Section 12.03 of the Business Combination Agreement and to each Company Shareholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

Section 6.05      Entire Agreement; Amendment. This Agreement (together with the Schedules and Exhibits to this Agreement) constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and the transactions contemplated hereby and supersedes any other agreements and understandings, whether written or oral, that may have been made or entered into by or between the parties hereto relating to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

Section 6.06      Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties hereto, except that, for the avoidance of doubt, in connection with a Transfer of any Subject Shares in accordance with the terms of this Agreement, transferee to whom such Subject Shares are transferred shall thenceforth be entitled to all the rights and be subject to all the obligations under this Agreement; provided, that no such assignment shall relieve the assigning party of its obligations hereunder. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 6.06 shall be null and void, ab initio. For the avoidance of doubt, no Transfer of Pre-Recapitalization Company Shares or Company Ordinary Shares shall be (or be deemed to be) an assignment of this Agreement or the rights or obligations hereunder.

Section 6.07      Rights of Third Parties. The parties hereto hereby agree that their respective representations and warranties set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement, including, without limitation, the right to rely upon the accuracy or completeness of the representations and warranties set forth herein.

Section 6.08      Governing Law. This Agreement, and all Actions based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Subject to Section 12.15 of the Business Combination Agreement, any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be settled by arbitration to be held in Hong Kong, which shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. There shall be three (3) arbitrators, among which one (1) shall be appointed by the claimant, one (1) appointed by the respondent and one (1) appointed by the Secretary General of the HKIAC. The arbitration shall be conducted in English. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

Section 6.09      Enforcement. Each of the parties hereto agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 6.01, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not allege, and each party hereby waives the defense, that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 6.09 shall not be required to provide any bond or other security in connection with any such injunction.

Section 6.10      Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

PERFECT CORP.

By:
Name:
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

PROVIDENT ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the date hereof.

[COMPANY SHAREHOLDER]

By:
Name:
Title:

[Signature Page to Voting Agreement]